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                                                                    Exhibit 3.43

                                                                          PAGE 1

                                    DELAWARE
                             -----------------------
                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "FCR REDEMPTION, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FIRST DAY OF MARCH, A.D. 1994, AT 9 O'CLOCK A.M.

     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "FCR MORRIS, INC." TO "FCR REDEMPTION, INC.", FILED THE TWELFTH DAY OF JANUARY, A.D. 1995, AT 9 O'CLOCK A.M.

     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE NINTH DAY OF MAY, A.D. 2001, AT 4:30 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.


                                       /s/ Harriet Smith Windsor
[SEAL]                                 -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

2387743 B100H                            AUTHENTICATION: 1782871

020316576                                          DATE: 05-17-02

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                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/21/1994
                                                          944045335 - 2387743

                          CERTIFICATE OF INCORPORATION

                                       OF

                                FCR MORRIS, INC.

                         (A DELAWARE STOCK CORPORATION)

FIRST:         The name of the corporation shall be FCR Morris, Inc. (the
               "Corporation").

SECOND: The address of the Corporation's a registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted and promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

               The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power, and shall not be held to limit or restrict in any manner the purposes and powers of the Corporation; provided, that the Corporation shall not conduct any business, promote any purposes, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the Corporation may not lawfully conduct, promote, or exercise.

FOURTH: The authorized capital stock of the Corporation shall be as follows: one Thousand (1,000) shares designated as common stock and having a par value of One cent ($.01) per share (the "Common Stock").

               The holders of the Common Stock shall have the following rights and privileges:

                    a. VOTING RIGHTS. Each holder of record of Common Stock
               shall be entitled to one (1) vote for each share of stock held.

                    b. VOTING REQUIREMENTS. Stockholder action on any matter
               whatsoever shall require the affirmative vote of at least a majority of the shares of the Common Stock of the Corporation issued and outstanding at the time of such vote, and for those matters for which the vote of a greater proportion of such shares may be specified by statute, the affirmative vote of the proportion of such shares so specified shall be required.

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                                       -2-

FIFTH: In addition to the foregoing Article FOURTH, the Board of Directors may issue one (1) or more classes of Preferred Stock, any or all of which classes may be of stock with or without par value and which classes may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as shall be adopted by resolution of the Board of Directors.

SIXTH: The number of authorized shares of any separate class or classes of Preferred Stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of all classes of stock of the Corporation entitled to vote, voting as a group, and not as individual classes.

SEVENTH:       The name and mailing address of the incorporator is as follows:

                    NAME                      MAILING ADDRESS
                    Jay D. Crutcher, Esq.     Updike, Kelly & Spellacy, P.C.
                                              One State Street
                                              Suite 2400
                                              Hartford, CT 06123-1277

EIGHTH:        The Corporation is to have perpetual existence.

NINTH: For the management of the business and for the conduct of the affairs of the Corporation, it is further provided that the management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. No election of directors need be by written ballot. The following person is to serve as Director until the first annual meeting of shareholders or until his successor(s) is/are elected and qualify.

                    NAME                      MAILING ADDRESS
                    Paul A. Garrett           418 Meadow Street
                                              Fairfield, Connecticut 06430-5321

TENTH: To the fullest extent permitted by the General Corporation Law of Delaware as the name exists or may hereafter be amended, a director of the corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

ELEVENTH The Directors of the Corporation have the power to adopt, amend, or repeal the Bylaws.

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                                       -3-

     IN WITNESS WHEREOF, the undersigned being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed, that the facts herein stated are true and accordingly have hereunto set my hand this 21st day of March, 1994.

                                                /s/ Jay D. Crutcher
                                                --------------------------------
                                                Jay D. Crutcher, Esq.
                                                Incorporator

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    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/12/1995
   950008341 - 2387743


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 FCR MORRIS INC.

FCR MORRIS INC., a corporation organized and existing under and by virtue of the general corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST. That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

          RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows:

          FIRST. The name of this corporation shall be:

                              FCR REDEMPTION, INC.

          SECOND. That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the general Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by a duly authorized officer, this 19th day of December A.D. 1994.


                                                /s/ Paul Garrett
                                                --------------------------------
                                                PAUL GARRETT
                                                President

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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                       AND
                                REGISTERED OFFICE
                                       OF
                              FCR REDEMPTION, INC.
                                      *****

FCR Redemption, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

     The Board of Directors of FCR Redemption, Inc. adopted the following resolution on the 2nd day of April, 2001.

Resolved, that the registered office of FCR Redemption, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, FCR Redemption, Inc. has caused this statement to be signed by Jerry S. Cifor, its Treasurer, this 8 day of May, 2001.


                                              /s/ Jerry S. Cifor
                                              ----------------------------
                                              Jerry S. Cifor, Treasurer


                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 05/09/2001
                                                          010224701 - 2387743